Exhibit 99.1

HOMEWOOD SUITES

JUNE 30, 2012

APPLE REIT SEVEN *2012 Second Quarter*

DEAR SHAREHOLDER, Key indicators of hotel performance including occupancy, average daily rate and revenue per available room have improved across the U.S. hotel industry in 2012 and according to industry analysts the outlook for the remainder of the year is positive. The Apple REIT Seven, Inc. portfolio includes 51 Marriott®- and Hilton®-branded hotels that are strategically located in diversified markets across 18 states, and I am optimistic the Company will continue to see improvements during 2012.

I am pleased to report the Apple REIT Seven portfolio of hotels achieved revenue per available room (RevPAR) of $87 for the second quarter of 2012, an increase of two percent as compared to the same period of 2011. The average occupancy rate for the second quarter of this year was 77 percent and the average daily rate (ADR) was $114, these measures were approximately one percent and three percent ahead of comparable results from last year, respectively. For the six-month period ending June 30, 2012, RevPAR was $84, up by approximately four percent in comparison to the same period last year.

Funds from operations (FFO) for the second quarter of this year totaled $16.8 million, or $0.18 per share, and for the six-month period ending June 30, 2012, FFO was $30.9 million, or $0.34 per share. As compared to the same periods of 2011, FFO for the second quarter of this year improved by one percent and for the first six months of the year improved by approximately three percent. Over the first six months of the year, the Company paid distributions of approximately $0.385 per share. The current annualized distribution rate for the Company is $0.77 per share. Our annualized distribution rate is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance. Although we strive for consistency over the life of our program, we may make adjustments as needed, based on available cash resources. For reference, since the time of the Company’s first distribution payment through July 31, 2012, we have paid approximately $5.22 per share, or $412 million, in shareholder distributions.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitseven.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Throughout the history of Apple REIT Seven, our team has remained focused on maximizing shareholder value through the ownership of lodging real estate. Our portfolio includes high-quality, well-branded hotels and our balance sheet is among the strongest in our industry, with a debt level of approximately 19 percent as compared to our total initial capitalization. As the hotel industry continues to see improvement, I believe the Company is well positioned for the future. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2012	Three months ended June 30, 2011	Six months ended June 30, 2012	Six months ended June 30, 2011
REVENUES
Room revenue	$51,067	$49,633	$98,464	$94,338
Other revenue	5,130	5,279	10,232	10,017

Total revenue	$56,197	$54,912	$108,696	$104,355

EXPENSES
Direct operating expense	$14,717	$14,428	$28,669	$28,063
Other hotel operating expenses	20,390	20,013	40,008	38,866
General and administrative	1,735	1,395	3,853	2,514
Depreciation	8,628	8,784	17,193	17,150
Interest, net	2,588	2,547	5,304	4,828

Total expenses	$48,058	$47,167	$95,027	$91,421

NET INCOME
Net income	$8,139	$7.745	$13,669	$12,934

Net income per share	$0.09	$0.08	$0.15	$0.14

FUNDS FROM OPERATIONS (A)
Net income	$8,139	$7,745	$13,669	$12,934
Depreciation of real estate owned	8,628	8,784	17,193	17,150

Funds from operations (FFO)	$16,767	$16,529	$30,862	$30,084

FFO per share	$0.18	$0.18	$0.34	$0.33

WEIGHTED-AVERAGE SHARES OUTSTANDING	90,886	91,569	90,922	91,666

OPERATING STATISTICS
Occupancy	77%	76%	74%	73%
Average daily rate	$114	$111	$114	$111
RevPAR	$87	$85	$84	$81
Number of hotels owned	51	51
Distributions per share	$0.19	$0.19	$0.39	$0.39

Balance Sheet Highlights (Unaudited)

(In thousands)		June 30, 2012		December 31, 2011
ASSETS
Investment in real estate, net		$833,150		$846,377
Other assets		23,651		18,764

Total assets		$856,801		$865,141

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$189,323		$174,847
Other liabilities		12,337		12,314

Total liabilities		201,660		187,161
Total shareholders’ equity		655,141		677,980

Total liabilities & shareholders’ equity		$856,801		$865,141

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2012 and the results of operations for the interim period ended June 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2011 Annual Report.

COURTYARD

Clockwise from left: COURTYARD, LAKELAND, FL; SPRINGHILL SUITES, ADDISON, TX; HOMEWOOD SUITES, MONTGOMERY, AL

NO DIVING
NO LIFEGUARD ON DUTY

CORPORATE PROFILE Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states. MISSION Apple REIT Seven, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: HOMEWOOD SUITES, NEW ORLEANS, LA; HILTON GARDEN INN, MACON, GA; COURTYARD, OMAHA, NE; COURTYARD, ALEXANDRIA, VA; RESIDENCE INN, DOTHAN, AL; RESIDENCE INN, HOUSTON, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels

ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (3), Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (4)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/MacArthur Airport
OHIO
Cincinnati
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com